Exhibit 99.5

SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the Common Stock effected by the Reporting Persons during the sixty days prior to the filing of this Amendment No. 2.

Name	Date of Transaction	Transaction	Amount of Securities	Price
Fund III	11/23/2022	Sell	84,316	$27.9124 (1)
Fund III	11/29/2022	Sell	415,684	$26.6310 (2)
Fund III	12/13/2022	Sell	674,741	$34.4824 (3)
Fund III	12/13/2022	Sell	75,259	$35.2256 (4)
Fund III	12/14/2022	Sell	291,040	$34.0480 (5)

(1)
The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $27.71 to $28.31, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(2)
The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $26.315 to $27.34, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(3)
The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $34.00 to $34.995, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(4)
The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $35.00 to $35.8968, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(5)
The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $34.00 to $34.15, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.